As filed with the Securities and Exchange Commission on August 8, 2022

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0783182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6175 S. Willow Drive, 10th FloorGreenwood Village, Colorado (Address of principal executive offices	80111 (zip code)

Third Amended and Restated 1996 Employee Stock Purchase Plan

(Full title of the plan)

Rasmani Bhattacharya

Senior Vice President, General Counsel and Secretary

CSG Systems International, Inc.

6175 S. Willow Drive, 10th FloorGreenwood Village, Colorado 80111

(303) 200-2000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Lucy Stark

Holland & Hart LLP

555 17th Street, Suite 3200

Denver, Colorado 80202

(303) 295-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by CSG Systems International, Inc. (the “Company” or “Registrant”) to register an additional 1,150,000 shares of Common Stock of the Company, par value $0.01 (the “Common Stock”) that may be issued to eligible participants under the Company’s Third Amended and Restated 1996 Employee Stock Purchase Plan (the “ESPP”).  Such additional shares of Common Stock are being registered in addition to (a) 750,000 shares registered on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 31, 2011 (File No. 333-176580); (b) 500,000 shares registered on Form S-8 filed with the Commission on August 4, 2004 (File No. 333-117928); and (c) 250,000 shares registered on Form S-8 filed with the Commission on August 16, 1996 (File No. 333-10315)  (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the ESPP, are incorporated herein by reference and made part of this Registration Statement, except to the extent amended hereby.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act and the “Note” to Part I of Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, previously filed by the Registrant with the Commission, are hereby incorporated in this Registration Statement by reference as of their date of filing with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on February 18, 2022;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the Commission on May 5, 2020 and August 4, 2022, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 22, 2022 and May 23, 2022; in each case solely to the extent filed and not furnished.

(d)

The description of the Registrant’s common stock contained in the registrant’s Registration Statement on Form 8-A dated January 11, 1996 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.90 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 21, 2020)

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference in this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director actually and reasonably incurred.

Section 102 of the Delaware General Corporation Law authorizes a corporation to limit or eliminate its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (1) breaches of the duty of loyalty; (2) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law; (3) unlawful payments of dividends, stock purchases or redemptions; or (4) transactions from which a director derives an improper personal benefit.

The Registrant’s Bylaws provide that, to the maximum extent and in the manner permitted by the DGCL, it will indemnify each director and officer against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative) to which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. The Registrant has obtained liability insurance covering its directors and officers for claims asserted against them or incurred by them in such capacity.

In addition, the Registrant has entered into indemnification agreements with each director and certain executive officers to indemnify such individuals to the fullest extent permitted by law. These agreements also address certain procedural and substantive matters that are not covered, or are covered in less detail, in the Registrant’s Bylaws or by the DGCL.

Item 8. Exhibits

Exhibit No	Description
3.1*	Restated Certificate of Incorporation of the Company, dated March 4, 1996 (attached as Exhibit 3.01 to the Company’s Registration Statement No. 333-244 on Form S-1) (P)
3.2*

Certificate of Amendment of Restated Certification of Incorporation of the Company, dated May 29, 1997, (attached as Exhibit 3.03 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on August 14, 1997)

3.3*	Amended and Restated Bylaws of the Company, as last amended on May 25, 2016 (attached as Exhibit 3.02 to the Registrant’s Current Report on Form 8-K, filed with the Commission on June 1, 2016)
4.1*

Third Amended and Restated 1996 Employee Stock Purchase Plan, as adopted on May 18, 2022 (attached as Exhibit 10.02 to the Registrant’s Current Report on Form 8-K, filed with the Commission on May 23, 2022)

5.1+	Opinion of Holland & Hart LLP
23.1+	Consent of KPMG LLP
23.2+	Consent of Holland & Hart LLP (included in Exhibit 5.1)
24.1+	Power of Attorney (see signature page)
107+	Filing Fee Table

* incorporated herein by reference

+ filed herewith

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 8, 2022.

CSG Systems International, Inc.

By:	/s/ Rasmani Bhattacharya
Name:	Rasmani Bhattacharya
Title:	SVP, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned directors and officers of CSG Systems International, Inc. hereby constitutes and appoints each of Brian A. Shepherd, Hai Tran and Rasmani Bhattacharya as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian A. Shepherd	Director, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2022
Brian A. Shepherd
/s/ Hai Tran	Chief Financial Officer (Principal Financial Officer)	August 8, 2022
Hai Tran
/s/ David N. Schaaf	Chief Accounting Officer (Principal Accounting Officer)	August 8, 2022
David N. Schaaf

/s/ Ronald H. Cooper	Chairperson of the Board of Directors	August 8, 2022
Ronald H. Cooper

/s/ David G. Barnes	Director	August 8, 2022
David G. Barnes

/s/ Gregory A. Conley	Director	August 8, 2022
Gregory A. Conley

/s/ Marwan H. Fawaz	Director	August 8, 2022
Marwan H. Fawaz

/s/ Rajan Naik	Director	August 8, 2022
Rajan Naik

/s/ Frank V. Sica	Director	August 8, 2022
Frank V. Sica
/s/ Haiyan Song	Director	August 8, 2022
Haiyan Song

/s/ Silvio Tavares	Director	August 8, 2022
Silvio Tavares

/s/ Tse Li Yang	Director	August 8, 2022
Tse Li Yang